FLORSHEIM GROUP INC.                                                EXHIBIT 12.1

Earnings to Fixed Charges

(Dollars in thousands, except ratio data)

---------------------------------------------------------------------------------------------------------------------
                            Five months   Five months    Twelve months   Twelve months  Twelve months  Twelve months
                               ended         ended           ended           ended          ended          ended
                           Aug. 2, 1992   Jan. 2, 1993   Jan. 1, 1994    Dec. 31, 1994  Dec. 30, 1995  Dec. 28, 1996
---------------------------------------------------------------------------------------------------------------------
Earnings (loss) before
 income taxes                 $ (11,313)      $ 13,406         $ 19,631       $  9,530      $ (6,287)        $  2,785
Fixed charges                     7,436          7,313           17,027         17,522        20,720           17,429
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Earnings as adjusted             (3,877)        20,719           36,658         27,052        14,433           20,214
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Fixed charges:

Interest expense                  4,456          4,457           10,350         10,408        13,274            9,989

Interest factor of rents:
 (1/3 of rent expense)            2,980          2,856            6,677          7,114         7,446            7,440
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Total fixed charges           $   7,436        $ 7,313         $ 17,027       $ 17,522      $ 20,720         $ 17,429
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Earnings as adjusted/
 Total fixed charges               -              2.83             2.15           1.54             -             1.16
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Deficiency                    $ (11,313)                                                    $ (6,287)
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

                                                                (continued)

FLORSHEIM GROUP INC.                                          Exhibit 12.1 Cont.

Earnings to Fixed Charges

(Dollars in thousands, except ratio data)

------------------------------------------------------------------------------------------------------------
                                                                       Proforma (1)          Proforma (1)
                                                                      Twelve months         Twelve months
                                                                          ended                 ended
                                                                       Jan. 1, 1994         Dec. 31, 1994
------------------------------------------------------------------------------------------------------------
Earnings (loss) before
  income taxes                                                           $  11,438          $    1,581
Fixed charges                                                               21,127              21,614
------------------------------------------------------------------------------------------------------------
Earnings as adjusted                                                     $  32,565          $   23,195
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Fixed charges:
    Interest expense                                                        14,150              14,500
        (1/3 of rent expense)                                                6,677               7,114
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Total fixed charges                                                      $  20,827          $   21,614
------------------------------------------------------------------------------------------------------------
Earnings as adjusted / total fixed charges                                    1.54                1.07
------------------------------------------------------------------------------------------------------------


(1) See item 6 to Selected Consolidated Financial and Operating Data. Pro forma information adjustments for the spin off and debt transactions as if they occurred January 2, 1993.